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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 8, 1998


                        DIGITAL GENERATION SYSTEMS, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            CALIFORNIA                      0-27644              94-3140772
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(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                               875 BATTERY STREET
                         SAN FRANCISCO, CALIFORNIA 94111
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          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (415) 276-6600

                                 NOT APPLICABLE
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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           Items 2 and 5 of the Registrant's Current Report on Form 8-K
originally filed on August 1, 1997 are hereby supplemented with the following information.

Item 5.   Other Events.

           On July 14, 1997, the Registrant entered into the Preferred Stock Purchase Agreement (the "Agreement") pursuant to which the Registrant issued and sold, to certain investors named therein (the "Purchasers"), an aggregate of 2,012,376 shares of its Series A Convertible Preferred Stock on July 28, 1997, and an aggregate of 2,938,119 additional shares of its Series A Convertible Preferred Stock on August 26 and 27, 1997, in exchange for an aggregate of approximately $17,500,000 in cash (the "Purchase Price"). Under the terms of the Agreement, an amount in cash equal to fourteen percent (14%) of the Purchase Price, or approximately $2,450,000 (the "Escrowed Funds"), was deposited with an escrow agent for release to the Registrant upon the satisfaction of certain revenue conditions and the attainment of certain research and development milestones by the Registrant. Upon receipt of authorization from the representative of the Purchasers and the Registrant, the escrow agent released the Escrowed Funds to the Registrant on January 8, 1998.


                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DIGITAL GENERATION SYSTEMS, INC.
                                       A California Corporation


Dated: January 23, 1998                By: /s/ PAUL W. EMERY
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                                       Name:  Paul W. Emery
                                       Title: Chief Financial Officer



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